Exhibit 99.1
Ambac Reports First Quarter 2021 Results
NEW YORK, NY, May 10, 2021 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac"), a financial services holding company, today reported Net Income attributable to common stockholders of $17 million or $0.08(1) per diluted share and Adjusted Earnings(2) of $41 million or $0.59 per diluted share for the quarter ended March 31, 2021. This compares to a Net Loss attributable to common stockholders of $14 million or $0.31 per diluted share and Adjusted Earnings of $4 million or $0.08 per diluted share in the fourth quarter of 2020. Book Value per Share decreased $0.55 to $23.02 and Adjusted Book Value per Share(2) decreased $0.39 to $19.66 from December 31, 2020, to March 31, 2021.
The results for the first quarter of 2021 as compared to the fourth quarter of 2020 were primarily driven by $37 million of gains from junior surplus note exchanges, higher gains from interest rate derivatives and the inclusion of Xchange's results, partially offset by incremental Puerto Rico incurred losses.
Claude LeBlanc, President and Chief Executive Officer, stated, “Our results for the first quarter of 2021 were positively impacted by the advancement of our strategic priorities, particularly gains of $37 million recognized from the junior surplus note exchanges, which further simplified our capital structure, and the inclusion of results from Xchange." Mr. LeBlanc continued, "During the first quarter we also regained significant momentum towards de-risking the insured portfolio and materially progressed our specialty property and casualty insurance strategy, all in line with the goal of increasing long-term value for our shareholders."

Ambac's First Quarter 2021 Summary Results
			Better (Worse)
($ in millions, except per share data)	1Q2021	4Q2020	Amount	Percent
Net premiums earned	$14	$18	$(4)	(21)%
Net investment income	49	53	(4)	(7)%
Net realized investment gains (losses)	2	2	1	32%
Net gains (losses) on derivative contracts	25	12	14	116%
Net realized gains (losses) on extinguishment of debt	33	—	33	—%
Losses and loss expenses (benefit)	8	9	1	12%
Operating expenses	33	26	(8)	(30)%
Interest expense	50	50	—	1%
Intangible amortization	19	16	(3)	(19)%
Provision for income taxes	2	2	—	12%
Net income (loss) attributable to Common Stockholders	17	(14)	31	217%
Net income (loss) per diluted share[1]	$0.08	$(0.31)	$0.39	126%
Adjusted earnings (loss) [2]	41	4	37	936%
Adjusted earnings (loss) per diluted share [2]	$0.59	$0.08	$0.51	638%
Total Ambac Financial Group, Inc. stockholders' equity	1,063	1,080	(17)	(2)%
Total Ambac Financial Group, Inc. stockholders' equity per share	$23.02	$23.57	$(0.55)	(2)%
Adjusted book value [2]	908	919	(10)	(1)%
Adjusted book value per share [2]	$19.66	$20.05	$(0.39)	(2)%
Weighted-average diluted shares outstanding (in millions)	47	46	(1)	(1)%
(1) Per Diluted share includes the impact of adjusting the Xchange related noncontrolling interest to current redemption value
(2) See Non-GAAP Financial Data section of this press release for further information.
(3) Some financial data in this press release may not add up due to rounding

Net Premiums Earned
During the first quarter of 2021, net premiums earned were $14 million compared to $18 million in the fourth quarter of 2020. The decrease in earned premium related to accelerated premiums earned during the fourth quarter of 2020 driven by the proactive termination of an international credit. The decline in accelerated premiums was partially offset by an increase in normal earned premium as a result of a change in the allowance for premiums receivable.
Net Investment Income and Net Realized Investment Gains
Net investment income for the first quarter of 2021 was $49 million compared to $53 million for the fourth quarter of 2020. Net investment income includes interest and net discount accretion on fixed maturity securities classified as available-for-sale and net gains on pooled investment funds, including changes in fair value of the funds' net assets.
Net investment income in the first quarter of 2021 was driven by gains on pooled investment funds of $27 million compared to gains of $28 million for the fourth quarter of 2020. Ambac's portfolio of pooled funds primarily consist of investments in hedge funds, asset-backed securities, public and private equity, high-yield bonds, leveraged loans, emerging markets debt and private credit. First quarter 2021 pooled fund results reflect overall strong equity and hedge fund returns offset by emerging market debt losses compared to the fourth quarter of 2020.
Net realized investment gains were $2 million for the first quarter of 2021 and included a $4 million gain from AFG's exchange of its equity interest in Corolla Trust for AAC surplus notes.
Losses and Loss Expenses and Loss Reserves
Losses and loss expenses ("Insured Losses") for the first quarter of 2021 were $8 million, compared to $9 million for the fourth quarter of 2020.
The following table provides Insured Losses (Benefit) by bond type for the three-month periods ended March 31, 2021 and December 31, 2020:

	Three Months Ended
($ in millions)	March 31, 2021	December 31, 2020
RMBS	$(8)	$15
Domestic public finance	9	(7)
Student loan	—	—
Ambac UK and other credits	6	1
Total losses and loss expenses	$8	$9
First quarter 2021 loss and loss expenses incurred included domestic public finance insured losses of $9 million, related to an increase in Puerto Rico reserves due to changes in assumptions that reflect disclosures, made prior to the date hereof, of an amended Plan Support Agreement, an Amended Plan of Adjustment, and an agreement in principle related to certain revenue bond claims between the Federal Oversight and Management Board and certain creditors, partially offset by the favorable impact of higher discount rates. The fourth quarter 2020 domestic public finance insured benefit of $7 million was largely due to the favorable impact of higher discount rates and positive credit developments, partially offset by an increase in Puerto Rico reserves resulting from assumption changes
During the first quarter of 2021 insured losses paid (net of reinsurance) were $25 million, including $50 million of loss and expense payments, partially offset by $25 million of subrogation received. During the fourth quarter of 2020, insured losses paid (net of reinsurance) were $11 million including $41 million of loss and expense payments, partially offset by $30 million of subrogation received. The increase in losses paid in the first quarter relative to the fourth quarter related to claim payments on Puerto Rico insured bonds made in the first quarter of 2021.
Loss and loss expense reserves (gross of reinsurance) were $(414) million at March 31, 2021, and $(397) million at December 31, 2020, which were net of $1.748 billion and $1.751 billion, respectively, of estimated subrogation recoveries related to AAC's pursuit of legal remedies to seek redress for breaches of RMBS representations and warranties.

The following table provides loss and loss expense reserves (gross of reinsurance) by bond type at March 31, 2021, and December 31, 2020:

($ in millions)	March 31, 2021	December 31, 2020
RMBS	$(1,441)	$(1,446)
Domestic public finance	708	724
Student loans	235	234
Ambac UK and other credits	27	23
Loss expenses	57	68
Total loss and loss expense reserves	$(414)	$(397)
Net Gains (Losses) on Derivative Contracts
Net gains on derivative contracts of $25 million for the first quarter of 2021 compared to $12 million for the fourth quarter of 2020 were driven by rising forward interest rates in the first quarter. The interest rate derivatives portfolio is positioned to benefit from rising interest rates as a partial economic hedge against interest rate exposure in AAC's insured and investment portfolios. Both periods also benefited from lower counterparty credit adjustments on uncollateralized derivative assets.
Realized Gains from Extinguishment of Debt
Transactions whereby AAC acquired all of its outstanding junior surplus notes below their carrying values, in exchange for surplus notes, resulted in realized gains from extinguishment of debt of $33 million recognized in the first quarter of 2021.
Other Income
Other income was $5 million for the first quarter of 2021 compared to $1 million for the fourth quarter of 2020. The increase was due to the inclusion of commission revenues earned by Xchange partially offset by foreign exchange losses and certain costs related to consolidated VIEs.
Expenses
Operating expenses for the first quarter of 2021 were $33 million compared to $26 million in the fourth quarter of 2020. The increase in operating expenses was due to the inclusion of Xchange's operating expenses, advisor fees related to the Corolla exchange and cyclical compensation costs.
Interest expense was $50 million in both the first quarter of 2021 and fourth quarter of 2020.
Total Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at March 31, 2021, decreased 2% to $1.06 billion, or $23.02 per share compared to $1.08 billion or $23.57 per share as of December 31, 2020, as a result of unrealized losses on securities of $24 million and a $13 million adjustment to the carrying value of the redeemable noncontrolling interest recorded with an offsetting reduction to retained earnings, partially offset by net income of $17 million and an increase in foreign exchange translation gains of $6 million.
Financial Guarantee Insured Portfolio
The financial guarantee insurance portfolio net par amount outstanding declined 7.2% during the quarter ended March 31, 2021, to $31.4 billion from $33.9 billion at December 31, 2020.
The public finance insured portfolio decreased $1.6 billion due to active de-risking and natural runoff. The structured finance insured portfolio decreased $0.3 billion and the international insured portfolio decreased $0.6 billion primarily due to natural runoff.
Adversely Classified and Watch List Credits decreased in the first quarter of 2021 by $1.0 billion or 7.9% to $12.1 billion at March 31, 2021, from $13.2 billion at December 31, 2020, due to de-risking activity and natural runoff.

Details of financial guarantee insurance portfolio are highlighted in the below table.

Net Par Outstanding	March 31, 2021	December 31, 2020
By Sector:
Public finance	44%	45%
Structured Finance	19%	19%
International	37%	36%
By Financial Guarantor:
Ambac Assurance	66%	67%
Ambac UK	34%	33%

Non-GAAP Financial Data
In addition to reporting Ambac’s quarterly financial results in accordance with GAAP, the Company currently reports two non-GAAP financial measures: Adjusted Earnings and Adjusted Book Value. The most directly comparable GAAP measures are net income attributable to common stockholders for Adjusted Earnings and Total Ambac Financial Group, Inc. stockholders’ equity for Adjusted Book Value. A non-GAAP financial measure is a numerical measure of financial performance or financial position that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We are presenting these non-GAAP financial measures because they provide greater transparency and enhanced visibility into the underlying drivers of our business. Adjusted Earnings and Adjusted Book Value are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this and other considerations, we utilized a 0% effective tax rate for non-GAAP adjustments; which is subject to change.
The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is also presented below.
Adjusted Earnings (Loss). Adjusted Earnings (Loss) is defined as net income (loss) attributable to common stockholders, as reported under GAAP, adjusted on an after-tax basis for the following:
•Non-credit impairment fair value (gain) loss on credit derivatives: Elimination of the non-credit impairment fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated credit losses. Such fair value adjustments are affected by, and in part fluctuate with changes in market factors such as interest rates and credit spreads, including the market’s perception of Ambac’s credit risk (“Ambac CVA”), and are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for consistent with the Financial Services – Insurance Topic of ASC, whether or not they are subject to derivative accounting rules.
•Insurance intangible amortization: Elimination of the amortization of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for consistent with the provisions of the Financial Services – Insurance Topic of the ASC.
•Foreign exchange (gains) losses: Elimination of the foreign exchange gains (losses) on the re-measurement of assets, liabilities and transactions in non-functional currencies. This adjustment eliminates the foreign exchange gains (losses) on all assets, liabilities and transactions in non-functional currencies, which enables users of our financial statements to better view the results without the impact of fluctuations in foreign currency exchange rates and facilitates period-to-period comparisons of Ambac's operating performance.
Adjusted Earnings was $41 million, or $0.59 per diluted share, for the first quarter 2021 as compared to Adjusted Earnings of $4 million or $0.08 per diluted share, for the fourth quarter of 2020.

The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, Adjusted Earnings (Loss), for the three-month periods ended March 31, 2021, and December 31, 2020, respectively:

	Three Months Ended
	March 31, 2021		December 31, 2020
($ in millions, other than per share data)	$ Amount	Per Diluted Share (1)	$ Amount	Per Diluted Share
Net income (loss) attributable to common stockholders	$17	$0.08	$(14)	$(0.31)
Adjustments:
Non-credit impairment fair value (gain) loss on credit derivatives	—	—	(1)	(0.01)
Insurance intangible amortization	19	0.40	16	0.34
Foreign exchange (gains) losses	5	0.11	3	0.06
Adjusted Earnings (loss)	$41	$0.59	$4	$0.08
Weighted-average diluted shares outstanding (in millions)		46.9		46.2
1 Per Diluted share includes the impact of adjusting the Xchange related noncontrolling interest to current redemption value
Adjusted Book Value. Adjusted Book Value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:
•Non-credit impairment fair value losses on credit derivatives: Elimination of the non-credit impairment fair value loss on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit loss. GAAP fair values are affected by, and in part fluctuate with, changes in market factors such as interest rates, credit spreads, including Ambac’s CVA that are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC, whether or not they are subject to derivative accounting rules.
•Non-credit impairment fair value losses on credit derivatives: Elimination of the non-credit impairment fair value loss on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit loss. GAAP fair values are affected by, and in part fluctuate with, changes in market factors such as interest rates, credit spreads, including Ambac’s CVA that are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC, whether or not they are subject to derivative accounting rules.
•Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR.
•Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”). The AOCI component of the fair value adjustment on the investment portfolio may differ from realized gains and losses ultimately recognized by the Company based on the Company’s investment strategy. This adjustment only allows for such gains and losses in Adjusted Book Value when realized.
Adjusted Book Value was $0.91 billion, or $19.66 per share, at March 31, 2021, as compared to $0.92 billion, or $20.05 per share, at December 31, 2020. The decrease in Adjusted Book Value for the first quarter of 2021 was primarily attributable to the reduction to retained earnings resulting from the adjustment to the carrying value of the redeemable noncontrolling interest in Xchange and the impact on expected future premiums from reinsurance and de-risking transactions, partially offset by Adjusted Earnings (net of earned premium).

The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure Adjusted Book Value as of each date presented:

	March 31, 2021		December 31, 2020
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFGI Stockholders' Equity (Deficit)	$1,063	$23.02	$1,080	$23.57
Adjustments:
Non-credit impairment fair value losses on credit derivatives	—	0.01	—	0.01
Insurance intangible asset	(356)	(7.71)	(373)	(8.14)
Net unearned premiums and fees in excess of expected losses	343	7.42	378	8.24
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	(142)	(3.08)	(166)	(3.63)
Adjusted book value	$908	$19.66	$919	$20.05
Shares outstanding (in millions)		46.2		45.8
Earnings Call and Webcast
On May 10, 2021 at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's first quarter 2021 results and provide additional details and updates on Ambac's three pillar platform diversification strategy during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/events/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through May 24, 2021, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13717886
Please note that we will conduct the earnings call from remote locations.  In the event of a technical disruption in telecommunications, we may need to terminate the call early.  Should that happen, we will provide a complete audio recording of our prepared remarks on Ambac's website and, as always, accept questions through our Investor Relations department.
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”), headquartered in New York City, is a financial services holding company. Ambac's subsidiaries include: Ambac Assurance Corporation and Ambac Assurance UK Limited, financial guarantee insurance companies currently in runoff; Everspan Indemnity Insurance Company and Everspan Insurance Company, specialty property & casualty program insurers; and Xchange Benefits, LLC and Xchange Affinity Underwriting Agency, LLC, property & casualty Managing General Underwriters. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
Contact
Lisa A. Kampf
Managing Director, Investor Relations
(212) 208-3177
lkampf@ambac.com

Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac’s actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of AFG’s common stock and volatility in the price of AFG’s common stock; (2) Ambac's inability to realize the expected recoveries, including RMBS litigation recoveries, included in its financial statements which would have a materially adverse effect on Ambac Assurance Corporation's ("AAC") financial condition and may lead to regulatory intervention; (3) failure to recover claims paid on Puerto Rico exposures or realization of losses in amounts higher than expected; (4) increases to loss and loss expense reserves; (5) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (6) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from AAC and its subsidiaries or from transactions or opportunities apart from AAC and its subsidiaries, including new business initiatives relating to the specialty property and casualty program insurance business, the managing general agency/underwriting business, or related businesses; (7) potential of rehabilitation proceedings against AAC; (8) increased fiscal stress experienced by issuers of public finance obligations or an increased incidence of Chapter 9 filings or other restructuring proceedings by public finance issuers, including an increased risk of loss on revenue bonds of distressed public finance issuers due to judicial decisions adverse to revenue bond holders; (9) our inability to mitigate or remediate losses, commute or reduce insured exposures or achieve recoveries or investment objectives, or the failure of any transaction intended to accomplish one or more of these objectives to deliver anticipated results; (10) insufficiency or unavailability of collateral to pay secured obligations; (11) credit risk throughout Ambac’s business, including but not limited to credit risk related to residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations and exposures to reinsurers; (12) the impact of catastrophic environmental or natural events, including catastrophic public health events like the COVID-19 pandemic, on significant portions of our insured and investment portfolios; (13) credit risks related to large single risks, risk concentrations and correlated risks; (14) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (15) risks associated with adverse selection as Ambac’s insured portfolio runs off; (16) Ambac’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (17) Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (18) Ambac may not be able to generate the significant amount of cash needed to service its debt and financial obligations, and may not be able to refinance its indebtedness; (19) restrictive covenants in agreements and instruments may impair Ambac’s ability to pursue or achieve its business strategies; (20) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce risks in its insured portfolio; (21) disagreements or disputes with Ambac's insurance regulators; (22) default by one or more of Ambac's portfolio investments, insured issuers or counterparties; (23) loss of control rights in transactions for which we provide insurance due to a finding that Ambac has defaulted; (24) adverse tax consequences or other costs resulting from the characterization of the AAC’s surplus notes or other obligations as equity; (25) risks attendant to the change in composition of securities in the Ambac’s investment portfolio; (26) adverse impacts from changes in prevailing interest rates; (27) our results of operation may be adversely affected by events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisition of 80% of the membership interests of Xchange; (28) risks associated with the expected discontinuance of the London Inter-Bank Offered Rate; (29) factors that may negatively influence the amount of installment premiums paid to the Ambac; (30) market risks impacting assets in the Ambac’s investment portfolio or the value of our assets posted as collateral in respect of interest rate swap transactions; (31) risks relating to determinations of amounts of impairments taken on investments; (32) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on Ambac’s business, operations, financial position, profitability or cash flows; (33) actions of stakeholders whose interests are not aligned with broader interests of the Ambac's stockholders; (34) system security risks, data protection breaches and cyber attacks; (35) changes in accounting principles or practices that may impact Ambac’s reported financial results; (36) regulatory oversight of Ambac Assurance UK Limited ("Ambac UK") and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize; (37) operational risks, including with respect to internal processes, risk and investment models, systems and employees, and failures in services or products provided by third parties; (38) Ambac’s financial position that may prompt departures of key employees and may impact the its ability to attract qualified executives and employees; (39) fluctuations in foreign currency exchange rates could adversely impact the insured portfolio in the event of loss reserves or claim payments denominated in a currency other than US dollars and the value of non-US dollar denominated securities in our investment portfolio; (40) disintermediation within the insurance industry that negatively impacts our managing general agency/underwriting business; (41) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; and (42) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended
($ in millions, except share data)	March 31, 2021	December 31, 2020
Revenues:
Net premiums earned	$14	$18
Net investment income:
Securities available-for-sale and short-term	22	23
Other investments	27	31
Total net investment income	49	53
Net realized investment gains	2	2
Net gains (losses) on derivative contracts	25	12
Net realized gains on extinguishment of debt	33	—
Other income	5	1
Income on variable interest entities	—	3
Total revenues	129	88
Expenses:
Losses and loss expense	8	9
Intangible amortization	19	16
Operating expenses	33	26
Interest expense	50	50
Total expenses	110	101
Pre-tax income (loss)	19	(12)
Provision for income taxes	2	2
Net income (loss)	$17	$(14)
Less: net (loss) gain attributable to noncontrolling interest	—	—
Net income (loss) attributable to common stockholders	$17	$(14)

Net income (loss) per basic share	$0.08	$(0.31)
Net income (loss) per diluted share	$0.08	$(0.31)

Weighted-average number of common shares outstanding:
Basic	46,314,049	46,181,798
Diluted	46,858,064	46,181,798

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended March 31,
($ in millions, except share data)	2021	2020
Revenues:
Net premiums earned	$14	$10
Net investment income (loss):
Securities available-for-sale and short-term	22	31
Other investments	27	(52)
Total net investment income (loss)	49	(21)
Net realized investment gains	2	8
Net gains (losses) on derivative contracts	25	(70)
Net realized gains on extinguishment of debt	33	—
Other income	5	—
Income on variable interest entities	—	3
Total revenues	129	(70)
Expenses:
Losses and loss expense	8	117
Intangible amortization	19	13
Operating expenses	33	24
Interest expense	50	63
Total expenses	110	217
Pre-tax income (loss)	19	(287)
Provision for income taxes	2	(7)
Net income (loss)	$17	$(280)
Less: net (loss) gain attributable to noncontrolling interest	—	—
Net income (loss) attributable to common stockholders	$17	$(280)

Net income (loss) per basic share	$0.08	$(6.07)
Net income (loss) per diluted share	$0.08	$(6.07)

Weighted-average number of common shares outstanding:
Basic	46,314,049	46,060,324
Diluted	46,858,064	46,060,324

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in millions, except share data)	March 31, 2021	December 31, 2020
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $2,221 and $2,175)	$2,341	$2,317
Fixed maturity securities pledged as collateral, at fair value (amortized cost: $15 and $15)	15	$15
Short-term investments, at fair value (amortized cost: $398 and $492)	397	492
Short-term investments pledged as collateral, at fair value (amortized cost: $105 and $125)	105	125
Other investments (includes $600 and $544 at fair value)	600	595
Total investments (net of allowance for credit losses of $0 and $0)	3,458	3,544
Cash and cash equivalents	23	20
Restricted cash	16	13
Premiums receivable (net of allowance for credit losses of $13 and $17)	356	370
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $0 and $0)	33	33
Deferred ceded premium	74	70
Subrogation recoverable	2,076	2,156
Derivative assets	74	93
Intangible assets	391	409
Other assets	115	114
Variable interest entity assets:
Fixed maturity securities, at fair value	3,236	3,354
Restricted cash	2	2
Loans, at fair value	2,948	2,998
Derivative assets	38	41
Other assets	1	2
Total assets	$12,840	$13,220
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$438	$456
Loss and loss expense reserves	1,662	1,759
Ceded premiums payable	24	27
Deferred taxes	20	24
Current taxes	2	6
Long-term debt	2,661	2,739
Accrued interest payable	516	517
Derivative liabilities	86	114
Other liabilities	123	106
Variable interest entity liabilities:
Long-term debt (includes $4,264 and $4,324 at fair value)	4,427	4,493
Derivative liabilities	1,739	1,835
Total liabilities	11,697	12,074
Redeemable noncontrolling interest	20	7
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued: 46,477,067 and 45,865,081	—	—
Additional paid-in capital	246	242
Accumulated other comprehensive income	61	79
Retained earnings	761	759
Treasury stock, shares at cost: 279,965 and 55,942	(5)	(1)
Total Ambac Financial Group, Inc. stockholders’ equity	1,063	1,080
Nonredeemable noncontrolling interest	60	60
Total stockholders’ equity	1,123	1,140
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$12,840	$13,220